EXHIBIT 24.1

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of MTC Technologies, Inc., a Delaware corporation, hereby constitutes and appoints David S. Gutridge, Michael I. Gearhardt, Robert S. Zangri, and Therese C. Mohn, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign on behalf of each of the undersigned an Annual Report on Form 10-K for the fiscal year ended December 31, 2003, pursuant to Section 13 of the Securities Exchange Act of 1934 and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, including, without limitation, a Form 12b-25, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 25th day of February 2004.

/s/ RAJESH K. SOIN	/s/ DAVID S. GUTRIDGE
Rajesh K. Soin	David S. Gutridge
Chairman	Chief Executive Officer, Secretary and
Director

/s/ MICHAEL I. GEARHARDT	/s/ ROBERT S. ZANGRI
Michael I. Gearhardt	Robert S. Zangri
Chief Financial Officer, Senior	Vice President and Controller
Vice President and Treasurer

/s/ WILLIAM E. MACDONALD, III	/s/ LAWRENCE A. SKANTZE
William E. MacDonald, III	Lawrence A. Skantze
Director	Director

/s/ KENNETH A. MINIHAN	/s/ DON R. GRABER
Kenneth A. Minihan	Don R. Graber
Director	Director

/s/ LESTER L. LYLES
Lester L. Lyles
Director